Exhibit 4.1

_______________________________________

LLOYDS BANKING GROUP PLC

as Issuer,

THE BANK OF NEW YORK MELLON,
acting through its London Branch

as Trustee

and Paying Agent

and

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH,

as Senior Debt Security Registrar

_______________________________________

EIGHTEENTH SUPPLEMENTAL INDENTURE

dated as of January 5, 2024

to

THE SENIOR DEBT SECURITIES INDENTURE

dated as of July 6, 2010

_______________________________________

EIGHTEENTH SUPPLEMENTAL INDENTURE (“Eighteenth Supplemental Indenture”), dated as of January 5, 2024, between LLOYDS BANKING GROUP PLC, a corporation incorporated in Scotland with registered number 95000, as issuer (the “Company”), THE BANK OF NEW YORK MELLON, acting through its London Branch, as trustee (the “Trustee”) and as paying agent (the “Paying Agent”) and THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH, as senior debt security registrar (the “Senior Debt Security Registrar”).

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered a Senior Debt Securities Indenture dated as of July 6, 2010, as amended by the First Supplemental Indenture dated as of July 6, 2016 (the “Senior Indenture,” and together with this Eighteenth Supplemental Indenture, the “Indenture”) to provide for the issuance of the Company’s Senior Debt Securities, including the Securities (as defined below).

WHEREAS, Section 9.01(d) of the Senior Indenture permits the Company and the Trustee to add to, change or eliminate any provisions of the Senior Indenture without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Senior Indenture, subject to certain conditions;

WHEREAS, Section 9.01(f) of the Senior Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Senior Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Senior Indenture without the consent of Holders;

WHEREAS, there are no debt securities Outstanding of any series created prior to the execution of this Eighteenth Supplemental Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Board of Directors has authorized the entry into this Eighteenth Supplemental Indenture, as required by Section 9.01 of the Senior Indenture;

WHEREAS, the parties hereto desire to establish, as further series of Senior Debt Securities under the Senior Indenture, $1,500,000,000 5.462% Senior Callable Fixed-to-Fixed Rate Notes due 2028 (the “2028 Fixed Rate Notes”), $2,000,000,000 5.679% Senior Callable Fixed-to-Fixed Rate Notes due 2035 (the “2035 Fixed Rate Notes” and, together with the 2028 Fixed Rate Notes, the “Fixed Rate Notes”) and $300,000,000 Senior Callable Floating Rate Notes due 2028 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Securities”) pursuant to Sections 2.01 and 3.01 of the Senior Indenture. The Securities may be issued from time to time and any Securities issued as part of any series will constitute a single series of Securities under the Indenture and shall be included in the definition of “Securities” where the context requires;

WHEREAS, the Company has requested that the Trustee execute and deliver this Eighteenth Supplemental Indenture and whereas all actions required by it to be taken in order to make this Eighteenth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Eighteenth Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this Eighteenth Supplemental Indenture shall amend and supplement the Senior Indenture; to the extent that the terms of the Senior Indenture are inconsistent with such provisions of this Eighteenth Supplemental Indenture, the terms of this Eighteenth Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

Article 1
DEFINITIONS

Section1.01.       Definition of Terms. For all purposes of this Eighteenth Supplemental Indenture:

(a)            a term defined anywhere in this Eighteenth Supplemental Indenture has the same meaning throughout;

(b)            capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Senior Indenture;

(c)            the singular includes the plural and vice versa;

(d)            headings are for convenience of reference only and do not affect interpretation;

(e)            wherever the words “include”, “includes” or “including” are used in this Eighteenth Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”;

(f)             the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(g)            references to the Senior Indenture or the Eighteenth Supplemental Indenture shall be deemed to include any supplements or amendments thereto; and

(h)            for the purposes of this Eighteenth Supplemental Indenture and the Senior Indenture, the term “series” shall mean a series of Securities.

Article 2
FORM OF SECURITIES

Section 2.01.       Terms of the 2028 Fixed Rate Notes.

(a)            The title of the 2028 Fixed Rate Notes shall be the “5.462% Senior Callable Fixed-to-Fixed Rate Notes due 2028”;

(b)            The aggregate principal amount of the 2028 Fixed Rate Notes that may be authenticated and delivered under the Indenture shall not exceed $1,500,000,000, except as otherwise provided in the Indenture;

(c)            Principal on the 2028 Fixed Rate Notes shall be payable on January 5, 2028 (the “Maturity Date”);

(d)            The 2028 Fixed Rate Notes shall be issued in global registered form on January 5, 2024 (the “Issue Date”).

During the period from, and including, the Issue Date to, but excluding January 5, 2027 (the “Initial Fixed Rate Period”), interest shall accrue from the Issue Date at a fixed rate of 5.462% per annum. Interest accrued during the Initial Fixed Rate Period shall be payable semi-annually in arrears on January 5 and July 5 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on July 5, 2024.

During the period from, and including, January 5, 2027 (the “Reset Date”) to, but excluding, January 5, 2028 (the “Reset Fixed Rate Period”), interest shall accrue at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined below) on the Reset Determination Date (as defined below), plus 137.5 basis points (1.375%). Interest accrued during the Reset Fixed Rate Period shall be payable semi-annually in arrears on July 5, 2027 and January 5, 2028 (each, a “Reset Rate Interest Payment Date”, and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”).

The Regular Record Dates for the 2028 Fixed Rate Notes shall be 15 calendar days immediately preceding the relevant 2028 Fixed Rate Notes Interest Payment Date, whether or not a Business Day. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

Interest during the Initial Fixed Rate Period shall be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Fixed Rate Interest Payment Date is not a Business Day, the Company shall pay interest on the next Business Day, but interest on that payment shall not accrue during the period from and after such scheduled Fixed Rate Interest Payment Date.

Interest during the Reset Fixed Rate Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. The interest rate during the Reset Fixed Rate Period will be reset on the Reset Determination Date. If any scheduled Reset Rate Interest Payment Date is not a Business Day, interest will be paid on the next Business Day, but interest on that payment will not accrue during the period from and after such scheduled Reset Rate Interest Payment Date.

“Banking Act” means the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise).

“Comparable Treasury Issue” means, with respect to the Reset Fixed Rate Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Fixed Rate Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated by the Calculation Agent on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Company, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Company, then such Reference Treasury Dealer Quotations as quoted in writing to the Company by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the bid and offered prices obtained by the Company for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” on the Reset Determination Date as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update” (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the Reset Determination Date.

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as calculation agent.

All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Trustee, the Paying Agent and on the Holders of the 2028 Fixed Rate Notes.

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the 2028 Fixed Rate Notes during the Reset Fixed Rate Period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum.

By its acquisition of 2028 Fixed Rate Notes or an interest therein, each Holder and beneficial owner of 2028 Fixed Rate Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent or any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that none of the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section or any losses suffered in connection therewith.

For the avoidance of doubt, the Trustee shall have the rights set forth in Section 9.03 of the Senior Indenture with respect to any amendment or alteration of the terms and conditions of the 2028 Fixed Rate Notes and the Indenture.

(e)            No premium, upon redemption or otherwise, shall be payable by the Company on the 2028 Fixed Rate Notes;

(f)             Principal of and any interest on the 2028 Fixed Rate Notes shall be paid to the Holder through The Bank of New York Mellon, acting through its London Branch, as Paying Agent of the Company;

(g)            Subject to Section 11.11 and on at least 5 Business Days but no more than 30 Business Days’ prior written notice delivered to the Holders of the 2028 Fixed Rate Notes (with a copy to the Trustee), the Company may, in its sole discretion, (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), redeem, the 2028 Fixed Rate Notes, in whole, but not in part, on January 5, 2027 at a redemption price equal to 100% of the principal amount of the 2028 Fixed Rate Notes plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, as provided in the Senior Indenture;

(h)            The 2028 Fixed Rate Notes are redeemable pursuant to Section 11.08 of the Senior Indenture. In connection with any redemption of the 2028 Fixed Rate Notes pursuant to Section 11.08 of the Senior Indenture, the date referenced therein shall be January 5, 2024;

(i)             The Company shall have no obligation to redeem or purchase the 2028 Fixed Rate Notes pursuant to any sinking fund or analogous provision;

(j)             The 2028 Fixed Rate Notes shall be issued only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof;

(k)            The principal amount of the 2028 Fixed Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Senior Indenture, as amended by this Eighteenth Supplemental Indenture;

(l)             The 2028 Fixed Rate Notes shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company;

(m)             The 2028 Fixed Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)            The payment of principal of (and premium, if any) or interest, if any, on the 2028 Fixed Rate Notes shall be payable only in the coin or currency in which the 2028 Fixed Rate Notes are denominated;

(o)            The 2028 Fixed Rate Notes shall be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(p)            The 2028 Fixed Rate Notes shall not be initially issued in definitive form;

(q)            The calculation agent (the “Calculation Agent”) for the 2028 Fixed Rate Notes shall be The Bank of New York Mellon, London Branch pursuant to the terms of a Calculation Agency Agreement dated as of January 5, 2024;

(r)             The Events of Default on the 2028 Fixed Rate Notes are as provided for in Section 5.01 of the Senior Indenture, as amended by this Eighteenth Supplemental Indenture;

(s)            The form of the 2028 Fixed Rate Notes to be issued on the date hereof shall be substantially in the form of Exhibit A hereto;

(t)             The Company may issue additional 2028 Fixed Rate Notes (“Additional 2028 Fixed Rate Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the 2028 Fixed Rate Notes except for the price to the public, issue date and first interest payment date, provided that such Additional 2028 Fixed Rate Notes must be fungible with the outstanding 2028 Fixed Rate Notes for U.S. federal income tax purposes. Any such Additional 2028 Fixed Rate Notes, together with the 2028 Fixed Rate Notes shall constitute a single series of securities under the Indenture;

(u)            Additional Amounts in respect of the 2028 Fixed Rate Notes shall be payable as set forth in the Senior Indenture, as amended by this Eighteenth Supplemental Indenture.

Section 2.02.       Terms of the 2035 Fixed Rate Notes.

(a)            The title of the 2035 Fixed Rate Notes shall be the “5.679% Senior Callable Fixed-to-Fixed Rate Notes due 2035”;

(b)            The aggregate principal amount of the 2035 Fixed Rate Notes that may be authenticated and delivered under the Indenture shall not exceed $2,000,000,000, except as otherwise provided in the Indenture;

(c)            Principal on the 2035 Fixed Rate Notes shall be payable on January 5, 2035 (the “Maturity Date”);

(d)            The 2035 Fixed Rate Notes shall be issued in global registered form on January 5, 2024 (the “Issue Date”).

During the period from, and including, the Issue Date to, but excluding January 5, 2034 (the “Initial Fixed Rate Period”), interest shall accrue from the Issue Date at a fixed rate of 5.679% per annum. Interest accrued during the Initial Fixed Rate Period shall be payable semi-annually in arrears on January 5 and July 5 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on July 5, 2024.

During the period from, and including, January 5, 2034 (the “Reset Date”) to, but excluding, January 5, 2035 (the “Reset Fixed Rate Period”), interest shall accrue at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined below) on the Reset Determination Date (as defined below), plus 175 basis points (1.750%). Interest accrued during the Reset Fixed Rate Period shall be payable semi-annually in arrears on July 5, 2034 and January 5, 2035 (each, a “Reset Rate Interest Payment Date”, and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”).

The Regular Record Dates for the 2035 Fixed Rate Notes shall be 15 calendar days immediately preceding the relevant 2035 Fixed Rate Notes Interest Payment Date, whether or not a Business Day. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

Interest during the Initial Fixed Rate Period shall be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Fixed Rate Interest Payment Date is not a Business Day, the Company shall pay interest on the next Business Day, but interest on that payment shall not accrue during the period from and after such scheduled Fixed Rate Interest Payment Date.

Interest during the Reset Fixed Rate Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. The interest rate during the Reset Fixed Rate Period will be reset on the Reset Determination Date. If any scheduled Reset Rate Interest Payment Date is not a Business Day, interest will be paid on the next Business Day, but interest on that payment will not accrue during the period from and after such scheduled Reset Rate Interest Payment Date.

“Banking Act” means the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise).

“Comparable Treasury Issue” means, with respect to the Reset Fixed Rate Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Fixed Rate Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated by the Calculation Agent on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Company, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Company, then such Reference Treasury Dealer Quotations as quoted in writing to the Company by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the bid and offered prices obtained by the Company for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” on the Reset Determination Date as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update” (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the Reset Determination Date.

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as calculation agent.

All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Trustee, the Paying Agent and on the Holders of the 2035 Fixed Rate Notes.

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the 2035 Fixed Rate Notes during the Reset Fixed Rate Period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum;

By its acquisition of 2035 Fixed Rate Notes or an interest therein, each Holder and beneficial owner of 2035 Fixed Rate Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent or any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that none of the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section or any losses suffered in connection therewith.

For the avoidance of doubt, the Trustee shall have the rights set forth in Section 9.03 of the Senior Indenture with respect to any amendment or alteration of the terms and conditions of the 2035 Fixed Rate Notes and the Indenture.

(e)            No premium, upon redemption or otherwise, shall be payable by the Company on the 2035 Fixed Rate Notes;

(f)             Principal of and any interest on the 2035 Fixed Rate Notes shall be paid to the Holder through The Bank of New York Mellon, acting through its London Branch, as Paying Agent of the Company;

(g)            Subject to Section 11.11 and on at least 5 Business Days but no more than 30 Business Days’ prior written notice delivered to the Holders of the 2035 Fixed Rate Notes (with a copy to the Trustee), the Company may, in its sole discretion, (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission) redeem the 2035 Fixed Rate Notes, in whole, but not in part, on January 5, 2034 at a redemption price equal to 100% of the principal amount of the 2035 Fixed Rate Notes plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, as provided in the Senior Indenture;

(h)            The 2035 Fixed Rate Notes are redeemable pursuant to Section 11.08 of the Senior Indenture. In connection with any redemption of the 2035 Fixed Rate Notes pursuant to Section 11.08 of the Senior Indenture, the date referenced therein shall be January 5, 2024;

(i)             The Company shall have no obligation to redeem or purchase the 2035 Fixed Rate Notes pursuant to any sinking fund or analogous provision;

(j)             The 2035 Fixed Rate Notes shall be issued only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof;

(k)            The principal amount of the 2035 Fixed Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Senior Indenture, as amended by this Eighteenth Supplemental Indenture;

(l)             The 2035 Fixed Rate Notes shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company;

(m)             The 2035 Fixed Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)            The payment of principal of (and premium, if any) or interest, if any, on the 2035 Fixed Rate Notes shall be payable only in the coin or currency in which the 2035 Fixed Rate Notes are denominated;

(o)            The 2035 Fixed Rate Notes shall be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(p)            The 2035 Fixed Rate Notes shall not be initially issued in definitive form;

(q)            The calculation agent (the “Calculation Agent”) for the 2035 Fixed Rate Notes shall be The Bank of New York Mellon, London Branch pursuant to the terms of a Calculation Agency Agreement dated as of January 5, 2024;

(r)             The Events of Default on the 2035 Fixed Rate Notes are as provided for in Section 5.01 of the Senior Indenture, as amended by this Eighteenth Supplemental Indenture;

(s)            The form of the 2035 Fixed Rate Notes to be issued on the date hereof shall be substantially in the form of Exhibit B hereto;

(t)             The Company may issue additional 2035 Fixed Rate Notes (“Additional 2035 Fixed Rate Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the 2035 Fixed Rate Notes except for the price to the public, issue date and first interest payment date, provided that such Additional 2035 Fixed Rate Notes must be fungible with the outstanding 2035 Fixed Rate Notes for U.S. federal income tax purposes. Any such Additional 2035 Fixed Rate Notes, together with the 2035 Fixed Rate Notes shall constitute a single series of securities under the Indenture;

(u)            Additional Amounts in respect of the 2035 Fixed Rate Notes shall be payable as set forth in the Senior Indenture, as amended by this Eighteenth Supplemental Indenture.

Section 2.03.       Terms of the Floating Rate Notes.

(a)            The title of the Floating Rate Notes shall be the “Senior Callable Floating Rate Notes due 2028”;

(b)            The aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Indenture shall not exceed $300,000,000, except as otherwise provided in the Indenture;

(c)            Principal on the Floating Rate Notes shall be payable on January 5, 2028 (the “Maturity Date”);

(d)            The Floating Rate Notes shall be issued in global registered form on January 5, 2024 (the “Issue Date”).

The interest rate for the Floating Rate Notes (the “Floating Rate Notes Interest Rate”) will be equal to the sum of (A) the SOFR Index Average (as defined below), as determined, with respect to each Floating Rate Notes Interest Period (as defined below), on the applicable Floating Rate Notes Interest Determination Date (as defined below), and (B) 1.580% per annum, provided that the Floating Rate Notes Interest Rate with respect to any Floating Rate Notes Interest Period shall be subject to a minimum rate per annum of 0.00%, calculated on the basis of a 360-day year and the actual number of days elapsed.

The first Floating Rate Notes Interest Payment Date (as defined below) will fall on April 5, 2024. Thereafter, interest on the Floating Rate Notes will be paid quarterly in arrears on January 5, April 5, July 5 and October 5 of each year (together with the first Floating Rate Notes Interest Payment Date, each a “Floating Rate Notes Interest Payment Date”). However, if a Floating Rate Notes Interest Payment Date would fall on a day that is not a Business Day, other than the interest payment date that is also the date of maturity, the Floating Rate Notes Interest Payment Date will be postponed to the next succeeding day that is a Business Day and interest thereon will continue to accrue, except that if the Business Day falls in the next succeeding calendar month, the applicable Floating Rate Notes Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Floating Rate Notes Interest Payment Date falling on the Maturity Date, the Floating Rate Notes Interest Periods and the Floating Rate Notes Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the Floating Rate Notes.

The Floating Rate Notes Interest Rate will be reset on each Floating Rate Notes Interest Payment Date (together with the initial interest reset date for the Floating Rate Notes, each a “Floating Rate Notes Reset Date”). However, if any Floating Rate Notes Reset Date would otherwise be a day that is not a Business Day, that Floating Rate Notes Reset Date will be postponed to the next succeeding day that is a Business Day, except that if the Business Day falls in the next succeeding calendar month, the applicable Floating Rate Notes Reset Date will be the immediately preceding Business Day.

Interest will be paid to Holders of record of the Floating Rate Notes in respect of the principal amount thereof outstanding 15 calendar days immediately preceding the relevant Floating Rate Notes Interest Payment Date, whether or not a Business Day. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

The first interest period will begin on and include January 5, 2024 and will end on and exclude April 5, 2024. Thereafter, the interest periods will be the periods from and including a Floating Rate Notes Interest Payment Date to but excluding the immediately succeeding Floating Rate Notes Interest Payment Date (together with the initial interest period, each a “Floating Rate Notes Interest Period”). However, the final Floating Rate Notes Interest Period will be the period from and including the Floating Rate Notes Interest Payment Date immediately preceding the Maturity Date to but excluding the Maturity Date.

The Calculation Agent in respect of the Floating Rate Note will determine the Floating Rate Notes Interest Rate for each Floating Rate Notes Interest Period on the fifth U.S. Government Securities Business Day by reference to the SOFR Index Average (as defined below) on that date (the “Floating Rate Notes Interest Determination Date”). If a tax redemption or Loss Absorption Disqualification Event redemption (see Section 11.08 of the Senior Indenture and Section 11.10 of the Senior Indenture as supplemented by this Eighteenth Supplemental Indenture) occurs, the Floating Rate Notes Interest Determination Date will be on the fifth U.S. Government Securities Business Day preceding such tax redemption or Loss Absorption Disqualification Event redemption date, as applicable.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Subject to the circumstances described in this section, the “SOFR Index Average” for each Floating Rate Notes Interest Period shall be equal to the value of the SOFR rates for each day during the relevant Floating Rate Notes Interest Period as calculated by the Calculation Agent as follows:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards, where:

“dc” for any SOFR Observation Period, means the number of calendar days in the relevant SOFR Observation Period;

“SOFR Index” means the SOFR Index in relation to any U.S. Government Securities Business Day as published by the NY Federal Reserve on the NY Federal Reserve’s Website at the SOFR Determination Time;

“SOFR IndexEnd” means the SOFR Index value on the date that is five U.S. Government Securities Business Days preceding the Floating Rate Notes Interest Payment Date relating to such Floating Rate Notes Interest Period (or in the final Floating Rate Notes Interest Period, preceding the Maturity Date) (such date a “SOFR Index Determination Date”); and

“SOFR IndexStart” means the SOFR Index value on the date that is five U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Notes Interest Period (such date a “SOFR Index Determination Date”), and, for the initial Floating Rate Notes Interest Period, the SOFR Index value on December 28, 2023.

Subject to the circumstances described in this section, if the SOFR Index is not published on any relevant SOFR Index Determination Date and a SOFR Benchmark Event and its related SOFR Benchmark Replacement Date has not occurred, the “SOFR Index Average” for such Floating Rate Notes Interest Period shall be calculated by the Calculation Agent on the relevant Floating Rate Notes Interest Determination Date as follows:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards, where:

“d” for any SOFR Observation Period, means the number of calendar days in the relevant SOFR Observation Period;

“do” for any SOFR Observation Period, means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;

“i” means a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant SOFR Observation Period;

“ni” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day (“i+1”); and

“SOFRi” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, is equal to SOFR in respect of that day “i”.

In connection with the SOFR provisions above, the following definitions apply:

“Bloomberg Screen SOFRRATE Page” means the Bloomberg screen designated “SOFRRATE” or any successor page or service; “NY Federal Reserve” means the Federal Reserve Bank of New York;

“NY Federal Reserve’s Website” means the website of the NY Federal Reserve, currently at www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of SOFR;

“Reuters Page USDSOFR=” means the Reuters page designated “USDSOFR=” or any successor page or service;

“SOFR” means, with respect to any day (including any U.S. Government Securities Business Day), the rate determined by the Calculation Agent, as the case may be, in accordance with the following provisions:

(a)       the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Bloomberg Screen SOFRRATE Page, then the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Reuters Page USDSOFR= or, if no such rate is reported on the Reuters Page USDSOFR=, then the Secured Overnight Financing Rate that appears at the SOFR Determination Time on the NY Federal Reserve’s Website; or

(b)       if the rate specified in (a) above does not appear, the SOFR published on the NY Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which SOFR was published on the NY Federal Reserve’s Website;

“SOFR Determination Time” means approximately 3:00 p.m. (New York City time) on the NY Federal Reserve’s Website on the immediately following U.S. Government Securities Business Day; and

“SOFR Observation Period” means, in respect of each Floating Rate Notes Interest Period, the period from (and including) the fifth U.S. Government Securities Business Day preceding the first date in such Floating Rate Notes Interest Period to (but excluding) the fifth U.S. Government Securities Business Day preceding the Floating Rate Notes Interest Payment Date (or in the final Floating Rate Notes Interest Period, preceding the Maturity Date) for such Floating Rate Notes Interest Period.

Notwithstanding the provisions above, if a SOFR Benchmark Event and its related SOFR Benchmark Replacement Date occurs when any Floating Rate Notes Interest Rate (or any component part thereof) remains to be determined by reference to the SOFR Benchmark in respect of the Floating Rate Notes, then the Company (or its designee) may, at its sole discretion, appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the Company (or its designee) determining a SOFR Benchmark Replacement and the applicable SOFR Benchmark Replacement Adjustment Spread and any other amendments to the terms of the Floating Rate Notes, in accordance with the provisions below.

In the absence of fraud, the Company (or its designee) and any Independent Adviser appointed pursuant to this section, as applicable, shall have no liability whatsoever to the Company, the Trustee, the Calculation Agent, any paying agent or the Holders of the Floating Rate Notes for any determination made by it or for any advice given to the Company (or its designee) in connection with any determination made by the Company (or its designee) pursuant to this section.

If the Company (or its designee) has not appointed an Independent Adviser in accordance with this section, the Company (or its designee) may still make any determinations and/or any amendments contemplated by and in accordance with this section (with the relevant provisions in this section applying mutatis mutandis to allow such determinations or amendments to be made by the Company (or its designee) without consultation with an Independent Adviser). Any determination, decision or election that may be made by the Company (or its designee) pursuant to this section, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the Holders of the Floating Rate Notes or any other party.

Subject to the paragraph below, if the Company (or its designee), following consultation with its Independent Adviser, no later than three Business Days prior to the Floating Rate Notes Interest Determination Date relating to the next Floating Rate Notes Interest Period (the “Determination Cut-off Date”) determines the SOFR Benchmark Replacement for the purposes of determining the Floating Rate Notes Interest Rate for all future Floating Rate Notes Interest Periods (subject to the subsequent operation of this section during any other future Floating Rate Notes Interest Periods), then such SOFR Benchmark Replacement shall be the SOFR Benchmark for all future Floating Rate Notes Interest Periods (subject to the subsequent operation of this section during any other future Floating Rate Notes Interest Period(s)).

Notwithstanding the above paragraph, if the Company (or its designee), following consultation with its Independent Adviser, determines prior to the Determination Cut-off Date that no SOFR Benchmark Replacement exists then the relevant Floating Rate Notes Interest Rate shall be determined using the SOFR Benchmark last displayed on the relevant page prior to the relevant Floating Rate Notes Interest Determination Date. This paragraph shall apply to the relevant Floating Rate Notes Interest Period only. Any subsequent Floating Rate Notes Interest Period(s) shall be subject to the subsequent operation of, and adjustment as provided in, this section.

Promptly following the determination of the SOFR Benchmark Replacement as described in this section, the Company (or its designee) shall give notice thereof pursuant to this section to the Trustee, the Calculation Agent, any paying agents and the Holders of the Floating Rate Notes. For the avoidance of doubt, neither the Trustee, the Calculation Agent nor any paying agents shall have any responsibility for making such determination.

Subject to receipt of notice pursuant to the above paragraph, the Trustee, the Calculation Agent and any paying agents shall, at the direction and expense of the Company, effect such waivers and consequential amendments to the terms and conditions of the Floating Rate Notes, the Indenture and any other document as the Company (or its designee), following consultation with its Independent Adviser, determines may be required to give effect to any application of this section, including, but not limited to:

(i)       changes to the terms and conditions of the Floating Rate Notes which the Company (or its designee), following consultation with its Independent Adviser, determines may be required in order to follow market practice (determined according to factors including, but not limited to, public statements, opinions and publications of industry bodies and organizations) in relation to such SOFR Benchmark Replacement, including, but not limited to (A) the Business Day, business day convention, day count fraction, Floating Rate Notes Interest Determination Date and/or any relevant time applicable to the Floating Rate Notes and (B) the method for determining the fallback to the Floating Rate Notes Interest Rate if such SOFR Benchmark Replacement is not available; and

(ii)       any other changes which the Company (or its designee), following consultation with its Independent Adviser, determines are reasonably necessary to ensure the proper operation and comparability to the SOFR Benchmark of such SOFR Benchmark Replacement, which changes shall apply to the Floating Rate Notes for all future Floating Rate Notes Interest Periods (subject to the subsequent operation of this section). None of the Trustee, the Calculation Agent or any paying agents shall be responsible or liable for any determinations, decisions or elections made by the Company (or its designee) with respect to any waivers or consequential amendments to be effected pursuant to this section or any other changes and shall be entitled to rely conclusively on any certifications provided to each of them in this regard.

No consent of the Holders of the Floating Rate Notes shall be required in connection with effecting the relevant SOFR Benchmark Replacement as described in this section or such other relevant adjustments pursuant to this section, including for the execution of, or amendment to, any documents or the taking of other steps by the Company (or its designee) or any of the parties to the Indenture (if required).

By its acquisition of the Floating Rate Notes, each Holder and beneficial owner of the Floating Rate Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Company’s (or its designee’s) determination of the SOFR Benchmark Replacement, as contemplated by this section, and to any amendment or alteration of the terms and conditions of the Floating Rate Notes, including an amendment of the amount of interest due on the Floating Rate Notes, as may be required in order to give effect to this section, without the need for any further consent from the Holders of the Floating Rate Notes. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to give effect to the SOFR Benchmark Replacement or any application of this section.

By its acquisition of the Floating Rate Notes, each Holder and beneficial owner of the Floating Rate Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section or any losses suffered in connection therewith.

Notwithstanding any other provision of this section, no SOFR Benchmark Replacement will be adopted, nor will the SOFR Benchmark Replacement Adjustment (as applicable) be applied, nor will any other amendments to the terms and conditions of the Floating Rate Notes be made, if and to the extent that, in the determination of the Company, the same could reasonably be expected to result in the exclusion of the Floating Rate Notes (in whole or in part) from the Company’s and/or its subsidiaries’ minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the Company and/or its subsidiaries and as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations.

“Corresponding Tenor” with respect to a SOFR Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current SOFR Benchmark;

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Company under this section;

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor;

“ISDA Definitions” means the 2006 ISDA Definitions, as published by ISDA, as amended, supplemented or replaced from time to time;

“ISDA Fallback Rate” means the rate to be effective upon the occurrence of a SOFR Index Cessation Event according to (and as defined in) the ISDA Definitions, where such rate may have been adjusted for an overnight tenor, but without giving effect to any additional spread adjustment to be applied according to such ISDA Definitions;

“ISDA Spread Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that shall have been selected by ISDA as the spread adjustment that would apply to the ISDA Fallback Rate;

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the NY Federal Reserve or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the NY Federal Reserve, or any successor;

“SOFR Benchmark” means, initially, the SOFR Index Average, provided that if a SOFR Benchmark Event has occurred with respect to the SOFR Index Average or the then-current SOFR Benchmark, then “SOFR Benchmark” means the applicable SOFR Benchmark Replacement;

“SOFR Benchmark Event” means the occurrence of one or more of the following events with respect to the then-current SOFR Benchmark (including the daily published component used in the calculation thereof):

(1)       a public statement or publication of information by or on behalf of the administrator of the SOFR Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the SOFR Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the SOFR Benchmark (or such component);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of the SOFR Benchmark (or such component), the central bank for the currency of the SOFR Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the SOFR Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the SOFR Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the SOFR Benchmark (or such component), which states that the administrator of the SOFR Benchmark (or such component) has ceased or will cease to provide the SOFR Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the SOFR Benchmark (or such component); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of the SOFR Benchmark announcing that the SOFR Benchmark is no longer representative;

“SOFR Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company, following consultation with its Independent Adviser:

(a)       the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current SOFR Benchmark for the applicable Corresponding Tenor and (b) the SOFR Benchmark Replacement Adjustment;

(b)       the sum of (a) the ISDA Fallback Rate and (b) the SOFR Benchmark Replacement Adjustment; or

(c)       the sum of (a) the alternate rate that has been selected by the Company, in consultation with the Independent Adviser, as the replacement for the then-current SOFR Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current SOFR Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the SOFR Benchmark Replacement Adjustment;

“SOFR Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company, following consultation with its Independent Adviser:

(a)       the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted SOFR Benchmark Replacement;

(b)       if the applicable Unadjusted SOFR Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Spread Adjustment;

(c)       the spread adjustment (which may be a positive or negative value or zero) determined by the Company, following consultation with its Independent Adviser, giving due consideration to any industry accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current SOFR Benchmark with the applicable Unadjusted SOFR Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“SOFR Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current SOFR Benchmark (including the daily published component used in the calculation thereof):

(1)       in the case of clause (1) or (2) of the definition of “SOFR Benchmark Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the SOFR Benchmark permanently or indefinitely ceases to provide the SOFR Benchmark (or such component); or

(2)       in the case of clause (3) of the definition of “SOFR Benchmark Event,” the date of the public statement or publication of information referenced therein; and

“Unadjusted SOFR Benchmark Replacement” means the SOFR Benchmark Replacement excluding the applicable SOFR Benchmark Replacement Adjustment.

“Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU (as amended or superseded) establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means the Senior Debt Security Registrar.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Trustee, the Paying Agent and on the Holders of the Floating Rate Notes.

By its acquisition of Floating Rate Notes or an interest therein, each Holder and beneficial owner of Floating Rate Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent or any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that none of the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance with this section or any losses suffered in connection therewith.

For the avoidance of doubt, the Trustee shall have the rights set forth in Section 9.03 of the Senior Indenture with respect to any amendment or alteration of the terms and conditions of the Floating Rate Notes and the Indenture.

(e)            No premium, upon redemption or otherwise, shall be payable by the Company on the Floating Rate Notes;

(f)             Principal of and any interest on the Floating Rate Notes shall be paid to the Holder through The Bank of New York Mellon, acting through its London Branch, as Paying Agent of the Company;

(g)            Subject to Section 11.11 and on at least 5 Business Days but no more than 30 Business Days’ prior written notice delivered to the Holders of the Floating Rate Notes (with a copy to the Trustee), the Company may, in its sole discretion, (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), redeem the Floating Rate Notes, in whole, but not in part, on January 5, 2027 at a redemption price equal to 100% of the principal amount of the Floating Rate Notes plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, as provided in the Senior Indenture;

(h)            The Floating Rate Notes are redeemable pursuant to Section 11.08 of the Senior Indenture. In connection with any redemption of the Floating Rate Notes pursuant to Section 11.08 of the Senior Indenture, the date referenced therein shall be January 5, 2024;

(i)             The Company shall have no obligation to redeem or purchase the Floating Rate Notes pursuant to any sinking fund or analogous provision;

(j)             The Floating Rate Notes shall be issued only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof;

(k)            The principal amount of the Floating Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Senior Indenture, as amended by this Eighteenth Supplemental Indenture;

(l)             The Floating Rate Notes shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company;

(m)             The Floating Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)            The payment of principal of (and premium, if any) or interest, if any, on the Floating Rate Notes shall be payable only in the coin or currency in which the Floating Rate Notes are denominated;

(o)            The Floating Rate Notes shall be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(p)            The Floating Rate Notes shall not be initially issued in definitive form;

(q)            The calculation agent (the “Calculation Agent”) for the Floating Rate Notes shall be The Bank of New York Mellon, London Branch pursuant to the terms of a Calculation Agency Agreement dated as of January 5, 2024;

(r)             The Events of Default on the Floating Rate Notes are as provided for in Section 5.01 of the Senior Indenture, as amended by this Eighteenth Supplemental Indenture;

(s)            The form of the Floating Rate Notes to be issued on the date hereof shall be substantially in the form of Exhibit C hereto;

(t)             The Company may issue additional Floating Rate Notes (“Additional Floating Rate Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Floating Rate Notes except for the price to the public, issue date and first interest payment date, provided that such Additional Floating Rate Notes must be fungible with the outstanding Floating Rate Notes for U.S. federal income tax purposes. Any such Additional Floating Rate Notes, together with the Floating Rate Notes shall constitute a single series of securities under the Indenture;

Additional Amounts in respect of the Floating Rate Notes shall be payable as set forth in the Senior Indenture, as amended by this Eighteenth Supplemental Indenture.

Article 3
ADDITIONAL TERMS APPLICABLE TO THE SECURITIES

Section 3.01.      Addition of Definitions. With respect to the Securities only, Section 1.01 of the Senior Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU (as amended or superseded) establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means the Senior Debt Security Registrar.

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or the City of London.

“Default” has the meaning specified in Section 5.03.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings.

“Loss Absorption Disqualification Event” shall be deemed to have occurred with respect to each series of the Securities if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the Issue Date of the first tranche of the Securities, such Securities are or (in the opinion of the Company or the opinion of the Relevant Regulator and/or the relevant U.K. resolution authority) are likely to be fully or partially excluded from the Company’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the Company and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Securities from the relevant minimum requirement(s) is due to the remaining maturity of the Securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to the Company and/or the Group on the issue date of the Securities.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the relevant U.K. resolution authority and/or the Financial Stability Board then applicable in the United Kingdom including, without limitation to the generality of the foregoing, any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted or applied by the Relevant Regulator and/or the relevant U.K. resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to the Company or to the Group).

“Relevant Regulator” means the relevant U.K. resolution authority or such other governmental authority in the United Kingdom (or if the Company becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the Company and/or the Group with respect to prudential and/or resolution matters, as the case may be.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

“relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power.

“U.K. bail-in power” means any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

Section 3.02.      Deletion of Definitions. With respect to the Securities only, the following definitions shall be deleted in their entirety in Section 1.01 of the Senior Indenture:

“Default Interest” has the meaning specified in Section 3.07.

“Business Day” has the meaning specified in Section 3.01.

Section 3.03.      Amendment of Definitions. With respect to the Securities only, the definition of “Corporate Trust Office” in Section 1.01 of the Senior Indenture is deleted in its entirety and replaced with the following definition:

“Corporate Trust Office” means the office of the Trustee in which its corporate trust business is principally administered, located at 160 Queen Victoria Street, London EC4V 4LA (Attention: Conventional Debt EMEA – Team 4; email: corpsov4@bnymellon.com) or such other location as shall be notified to the Company by the Trustee from time to time.

Section 3.04.      Payment; Interest Rights Preserved. With respect to the Securities only, the following Sections of the Senior Indenture are amended and restated in their entirety and shall read as follows:

Section 3.05.      Execution, Authentication, Delivery and Dating. The first sentence of the fifth paragraph of Section 3.03 shall read as follows:

No Senior Debt Security shall be entitled to any benefit under this Senior Debt Securities Indenture or be valid or obligatory for any purpose unless there appears on such Senior Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual or electronic signature, and such certificate upon any Senior Debt Security shall be conclusive evidence, and the only evidence, that such Senior Debt Security has been duly authenticated and delivered hereunder and that such Senior Debt Security is entitled to the benefits of this Senior Debt Securities Indenture.

Section 3.06.      Payment; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Senior Debt Securities, interest, if any, on any Senior Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid to the Holder (including if held through a Paying Agent of the Company designated pursuant to Section 3.01) at the close of business on the Regular Record Date for such interest.

In the case of Senior Debt Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by transfer to a Dollar account maintained by the payee with, a bank in The City of New York.

In the case of Senior Debt Securities where payment is to be made in a Foreign Currency, payment will be made as established pursuant to Section 3.01.

Subject to the foregoing provisions of this Section, each Senior Debt Security delivered under this Senior Debt Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Debt Security.

Section 3.07.      Events of Default. With respect to the Securities only, Section 5.01 of the Senior Indenture is amended and restated in its entirety and shall read as follows:

Section 5.01. Events of Default. “Event of Default”, wherever used herein with respect to Senior Debt Securities of a particular series, means the making of an order by a court of competent jurisdiction which is not successfully appealed within 30 days of the making of such order, or valid adoption by the shareholders of the Company of an effective resolution, for the winding-up of the Company (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under this Section 5.01 or a Default under Section 5.03.

Section 3.08.      Acceleration of Maturity; Rescission and Annulment. With respect to the Securities only, Section 5.02 of the Senior Indenture is amended by adding the following at the end of the section:

If the Senior Debt Securities become due and payable (whether pursuant to this Section 5.02 or Article 11 below) and the Company fails to pay such amounts (or any damages awarded for breach of any obligations in respect of the Senior Debt Securities or this Senior Debt Securities Indenture) forthwith upon demand, notwithstanding the continuing right of any Holder to receive payment of the principal of and interest on Senior Debt Securities, or to institute suit for the enforcement of any such payment, each in accordance with Section 316(b) (Directions and Waivers by Bondholders; Prohibition of Impairment of Holders’ Right to Repayment) of the Trust Indenture Act, the Trustee, in its own name and as trustee of an express trust, may institute proceedings for the winding up of the Company, and/or prove in a winding up of the Company for all such due and payable amounts (including any damages awarded for breach of any obligations in respect of the Senior Debt Securities or this Senior Debt Securities Indenture) but no other remedy shall be available to the Trustee or the Holders.

Section 3.09.       Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee. With respect to the Securities only, Section 5.03 of the Senior Indenture is amended and restated in its entirety and shall read as follows:

Section 5.03. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee. “Default” wherever used herein with respect to Senior Debt Securities of a particular series, means any one of the following events (subject as provided below, whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company fails to pay any installment of interest on any Senior Debt Security of such series on or before its Interest Payment Date and such failure continues for 14 days; or

(b) the Company fails to pay all or any part of the principal of any Senior Debt Security of such series on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default with respect to a series of Senior Debt Security occurs, the Trustee may commence a proceeding for the winding-up of the Company and/or prove in a winding-up of the Company, provided that the Trustee may not (except in such winding-up, in accordance with Section 5.01) declare the principal amount of, or any other amount in respect of, the Outstanding Senior Debt Security of such series to be due and payable.

Subject to applicable law, including the Trust Indenture Act, no Holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company arising under or in connection with the Senior Debt Securities. The Holders of Senior Debt Securities by their acceptance thereof will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Senior Debt Securities or this Senior Debt Securities Indenture (or between the obligations under or in respect of any Senior Debt Securities and any liability owed by a Holder to the Company) that they might otherwise have against the Company, whether before or during a winding-up or liquidation of the Company. Notwithstanding the above, if any of such rights and claims of any such Holder against the Company are discharged by set-off, such Holder will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of the winding up of the Company, the liquidator or administrator (or other relevant insolvency official), as the case may be, and until such time as payment is made will hold a sum equal to such amount in trust for the Company or the liquidator or administrator (or other relevant insolvency official), as the case may be, and accordingly such discharge shall be deemed not to have taken place.

Notwithstanding the foregoing, failure to make any payment in respect of a series of Senior Debt Securities shall not be a Default in respect of such Senior Debt Securities if such payment is withheld or refused and the Company delivers an Opinion of Counsel concluding that such sums were not paid in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days (in the case of payments under Section 5.03(a) above) or seven days (in the case of payments under Section 5.03(b) above) after the Trustee gives written notice to the Company informing it of such resolution.

Except as otherwise provided in this Article 5, during the continuance of an Event of Default, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Senior Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Senior Debt Securities Indenture or in aid of the exercise of any power granted herein, or to enforce any other legal or equitable right vested in the Trustee by this Senior Debt Securities Indenture or by law, provided, however, that the Company shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Debt Securities of such series prior to any date on which the principal of, or any interest on, the Senior Debt Securities of such series would have otherwise been payable by the Company.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Senior Debt Security, or for any claim based thereon or otherwise in respect thereof and no recourse under or upon any obligation, covenant or agreement of the Company in this Senior Debt Securities Indenture, or in any Senior Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Senior Debt Securities Indenture and the issue of the Senior Debt Securities.

No remedy against the Company other than as referred to in this Article 5 shall be available to the Trustee or the Holders, whether for the recovery of amounts owing in respect of the Senior Debt Securities or under this Senior Debt Securities Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Senior Debt Securities or under this Senior Debt Securities Indenture, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act.

Section 3.10.      With respect to the Securities only, (a) Sections 5.07(a), 5.07(b), 5.11, 5.13, 6.02, 6.03(i), 8.01(b), 8.03(c) and 10.03(b) shall be amended to add the words “or Default” after each appearance of the words “Event of Default” and (b) Section 11.08 shall be amended to replace in the first paragraph the word “Unless” with the words “Subject to Section 11.1 and unless”.

Section 3.11.     Deletion of Satisfaction and Discharge Provisions. With respect to the Securities only, Article 4 of the Senior Indenture is deleted in its entirety.

Section 3.12.     Compensation and Reimbursement. With respect to the Securities only, Section 6.07 of the Senior Indenture is amended in part to add the following sentence at the end of the section:

The Trustee’s right to reimbursement and indemnity under this Section 6.07 shall survive the payment in full of the Senior Debt Securities, the discharge of this Senior Debt Securities Indenture, the resignation or removal of the Trustee and (without prejudice to Section 4.08 of the Eighteenth Supplemental Indenture if and to the extent applicable as set out therein) any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the obligations owed or owing to Holders pursuant to or in connection with the Senior Debt Securities.

Section 3.13.     Certain Rights of Trustee. With respect to the Securities only, Section 6.03 of the Senior Indenture is amended in part to add the following at the end of the section:

(m) The Trustee shall not be liable for errors in judgment made in good faith unless it was negligent in ascertaining the relevant facts; and

(n) The Trustee may hold funds uninvested without liability for interest in the absence of an agreement signed by the Trustee to the contrary.

Section 3.14.       Sanctions. The following Section is added as new Section 10.08 of the Senior Indenture:

Section 10.08. Sanctions. (a) The Company covenants and represents that neither they nor any of their affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US government, (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Senior Debt Securities Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

(c) Sub-sections (a) and (b) will not apply if and to the extent that they are or would be unenforceable by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Economic Area (EEA) or (ii) any similar blocking or anti-boycott law in the United Kingdom or elsewhere. However, if the aforementioned Council Regulation purports to make compliance with any portion of this Section unenforceable by the Company, the Company will nonetheless take such measures as may be necessary to ensure that the Company does not use the services in any manner which would cause the Trustee, Paying Agent or Senior Debt Security Registrar to violate Sanctions applicable to them.

Section 3.15.      Certain Rights of Senior Debt Security Registrar and Paying Agent. The Senior Debt Security Registrar and Paying Agent shall have the benefit of the rights, protections, indemnifications and immunities granted to the Trustee in the Indenture, including, without limitation, Section 6.07 of the Base Indenture, mutatis mutandis.

Section 3.16.      Agreement with Respect to Exercise of U.K. Bail-In Power. The following provisions relate solely to the Securities established pursuant to this Eighteenth Supplemental Indenture:

(a)            Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of the Securities, by purchasing or acquiring the Securities each Holder (including each beneficial owner) of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Securities); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each beneficial owner of the Securities further acknowledges and agrees that the rights of the Holders and/or beneficial owners under the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

(b)            By purchasing or acquiring the Securities, each Holder and each beneficial owner of the Securities:

(i)            acknowledges and agrees that no exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Securities shall give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)            to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities; and

(iii)            acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders or beneficial owners of the Securities under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor this Eighteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Securities remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee agree pursuant to a supplemental indenture or an amendment to this Eighteenth Supplemental Indenture, unless the Company and the Trustee agree in writing that a supplemental indenture is not necessary.

(c)            Each Holder or beneficial owner that purchases or acquires its Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and beneficial owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. bail-in power.

(d)            By purchasing or acquiring the Securities, each Holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Securities and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder or beneficial owner or the Trustee.

(e)            No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company and the Group.

(f)             Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders and beneficial owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Company in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.

(g)            The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture shall survive any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities.

Section 3.17.      Redemption of Securities. With respect to the Securities only, Article 11 of the Senior Indenture is amended to add a Section 11.09, Section 11.10 and Section 11.11, each of which shall read as follows:

Section 11.09. Optional Redemption.

Subject to Section 11.11 and on at least 5 Business Days’, but no more than 30 Business Days’, prior written notice delivered to the registered Holders of the 2028 Fixed Rate Notes (with a copy to the Trustee), the Company may, at the Company’s option and in its sole discretion, (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), redeem the 2028 Fixed Rate Notes, in whole, but not in part, on January 5, 2027, at a Redemption Price equal to 100% of the principal amount of the 2028 Fixed Rate Notes being redeemed together with any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Subject to Section 11.11 and on at least 5 Business Days’, but no more than 30 Business Days’, prior written notice delivered to the registered Holders of the 2035 Fixed Rate Notes (with a copy to the Trustee), the Company may, at the Company’s option and in its sole discretion, (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), redeem the 2035 Fixed Rate Notes, in whole, but not in part, on January 5, 2034, at a Redemption Price equal to 100% of the principal amount of the 2035 Fixed Rate Notes being redeemed together with any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Subject to Section 11.11 and on at least 5 Business Days’, but no more than 30 Business Days, prior written notice delivered to the registered Holders of the Floating Rate Notes (with a copy to the Trustee), the Company may, at the Company’s option and in its sole discretion, (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), redeem the Floating Rate Notes, in whole, but not in part, on January 5, 2027, at a Redemption Price equal to 100% of the principal amount of the Floating Rate Notes being redeemed together with any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Section 11.10 Loss Absorption Disqualification Event Redemption.

Subject to Section 11.11, the Company may, at the Company’s option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), having given not less than 15 nor more than 30 days’ notice to holders, redeem all but not some only of a series of Securities outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, the Company delivers to the Trustee an Officer’s Certificate stating that a Loss Absorption Disqualification Event has occurred.

Section 11.11. Conditions to Redemption and Repurchase, etc.

Notwithstanding anything herein to the contrary, any redemption or purchase of Securities (other than redemption on the relevant Maturity Date), and any modification to the terms of the Securities or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

Section 3.18.      Additional Amounts. With respect to the Securities only, Section 10.04 of the Senior Indenture is hereby amended and restated in its entirety as follows:

Section 10.04. Additional Amounts.

Amounts to be paid on any series of Senior Debt Securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to interest only on, the Senior Debt Securities (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the Holders of Senior Debt Securities of the particular series, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on the Senior Debt Securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the beneficial owner of the relevant Senior Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the relevant Senior Debt Security, or the collection of any payment of (or in respect of) principal of, or any interest, or other payment on, any Senior Debt Security of the relevant series,

(ii) except in the case of winding-up in the United Kingdom, the relevant Senior Debt Security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the beneficial owner of the relevant Senior Debt Security or the beneficial owner of any payment of (or in respect of) principal of or any interest or other payment on, the relevant Senior Debt Security failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to any interest only on the Senior Debt Securities to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in this Senior Debt Securities Indenture there is mentioned, in any context, the payment of interest on, in respect of, any Senior Debt Security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made. Upon request from the Trustee or a paying agent, the Company shall provide information reasonably necessary and readily available in order to enable to the Trustee or paying agent to determine whether any withholding obligations under FATCA apply. Neither the Company, the Trustee or a paying agent shall have any liability in connection with the Company’s or Trustee’s or paying agent’s compliance with any such withholding obligation under applicable law.

Article 4
MISCELLANEOUS

Section 4.01.      Effect of Supplemental Indenture. Upon the execution and delivery of this Eighteenth Supplemental Indenture by each of the Company and the Trustee, and the delivery of the documents referred to in Section 4.02 herein, the Senior Indenture shall be supplemented in accordance herewith, and this Eighteenth Supplemental Indenture shall form a part of the Senior Indenture for all purposes in respect of the Securities or otherwise as applicable.

Section 4.02.      Other Documents to be Given to the Trustee. The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Senior Indenture and, in the case of the Opinion of Counsel, stating that the Indenture is a legal, binding a valid obligation of the Company enforceable in accordance with its terms. As specified in Section 9.03 of the Senior Indenture and subject to the provisions of Section 6.03 of the Senior Indenture, the Trustee shall also be entitled to receive an Opinion of Counsel stating that that this Eighteenth Supplemental Indenture is authorized or permitted by the Indenture, and the Eighteenth Supplemental Indenture and the Securities whose terms are incorporated by reference herein are each, subject to Section 1.03 of the Senior Indenture, a legal, valid and binding obligation of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights generally, by equitable principles of general applicability and by possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and the Eighteenth Supplemental Indenture is permitted under the Indenture. The Trustee may rely on such Officer’s Certificate and Opinion of Counsel as conclusive evidence that this Eighteenth Supplemental Indenture complies with the applicable provisions of the Senior Indenture.

Section 4.03.      Confirmation of Indenture. The Senior Indenture, as supplemented and amended by this Eighteenth Supplemental Indenture with respect to the Securities or otherwise as applicable, is in all respects ratified and confirmed, and the Senior Indenture, this Eighteenth Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Securities or otherwise as applicable, be read, taken and construed as one and the same instrument. This Eighteenth Supplemental Indenture constitutes an integral part of the Senior Indenture and, where applicable, with respect to the Securities. In the event of a conflict between the terms and conditions of the Senior Indenture and the terms and conditions of this Eighteenth Supplemental Indenture, the terms and conditions of this Eighteenth Supplemental Indenture shall prevail where applicable.

Section 4.04.      Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Eighteenth Supplemental Indenture or the Securities. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Eighteenth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 4.05.       Governing Law. This Eighteenth Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except that the waiver of set-off provisions set forth in the third paragraph of Section 5.03 of the Senior Indenture, as amended and restated in its entirety by virtue of Section 3.06 hereof, shall be governed by and construed in accordance with the laws of Scotland, and that the authorization and execution by the Company of this Eighteenth Supplemental Indenture and the Securities shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company, the Trustee and the Senior Debt Security Registrar, as the case may be.

Section 4.06.       Separability. In case any provision contained in this Eighteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.07.      Counterparts. Electronic Signatures. This Eighteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any certificate, agreement or document related to this Eighteenth Supplemental Indenture shall include electronic signatures (including, without limitation, DocuSign and Adobe Sign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 4.08.      Concerning U.K. Bail-in Liability. Notwithstanding and to the exclusion of any other term of this Eighteenth Supplemental Indenture or the Senior Indenture or any other agreements, arrangements, or understanding between the Company and the Trustee, the Trustee acknowledges and accepts that a U.K. Bail-in Liability arising under this Eighteenth Supplemental Indenture may be subject to the exercise of U.K. bail-in power by the relevant U.K. resolution authority and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of U.K. bail-in power by the relevant U.K. resolution authority in relation to any U.K. Bail-in Liability of the Company to the Trustee under this Eighteenth Supplemental Indenture or the Senior Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the U.K. Bail-in Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the U.K. Bail-in Liability into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Trustee of such shares, securities or obligations, including by means of amendment, modifications or variation of the terms of the Securities);

(iii)          the cancellation of the U.K. Bail-in Liability; and/or

(iv)         the amendment or alteration of the amounts due in relation to the U.K. Bail-in Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Eighteenth Supplemental Indenture, as deemed necessary by the relevant U.K. resolution authority, to give effect to the exercise of U.K. bail-in power by the relevant U.K. resolution authority.

“U.K. Bail-in Liability” means a liability in respect of which the U.K. bail-in power may be exercised.

Section 4.09.      Bail-in Relating to BRRD Party. Notwithstanding any other term of this Eighteenth Supplemental Indenture or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this Eighteenth Supplemental Indenture acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Eighteenth Supplemental Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii)          the cancellation of the BRRD Liability;

(iv)         the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Eighteenth Supplemental Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Supplemental Indenture to be duly executed as of the date first written above.

LLOYDS BANKING GROUP PLC

By:	/s/ Peter Green
	Name:	Peter Green
	Title	Head of Senior Funding & Covered Bonds

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee and as Paying Agent

By:	/s/ Ricardo da Rocha
	Name:	Ricardo da Rocha
	Title	Authorised Signatory

THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH, as Senior Debt Security Registrar:

By:	/s/ Ricardo da Rocha
	Name:	Ricardo da Rocha
	Title	Authorised Signatory

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF 2028 SENIOR CALLABLE FIXED-TO-FIXED RATE GLOBAL NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 53944Y AZ6
ISIN No. US53944YAZ60
Common Code: 274372052

LLOYDS BANKING GROUP plc

5.462% SENIOR CALLABLE FIXED-TO-FIXED RATE NOTE DUE 2028

No. [•] $[•]

LLOYDS BANKING GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[•] ([•] dollars) on January 5, 2028 (the “Maturity Date”) or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon (i) from, and including, the date of issuance hereof to, but excluding, January 5, 2027, semi-annually in arrears on the Fixed Rate Interest Payment Dates (as defined on the reverse hereof) and (ii) from, and including, January 5, 2027 to, but excluding, January 5, 2028, semi-annually in arrears on the Reset Rate Interest Payment Dates (as defined in the reverse hereof). Interest so payable on any Interest Payment Date (as defined on the reverse hereof) shall be paid to the Holder in whose name this Senior Note is registered on the 15th calendar day immediately preceding the relevant Interest Payment Date, whether or not such day is a Business Day, as defined in the Indenture (each a “Regular Record Date”). If (i) the Company fails to pay any installment of interest on this Senior Note on or before its Interest Payment Date and such failure continues for 14 days or (ii) the Company fails to pay all or any part of the principal of this Senior Note on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Senior Notes to be due and payable.

As set forth on the reverse hereof, interest shall accrue on this Senior Note from day to day from the date of issuance hereof until the principal amount hereof is paid or made available for payment.

Payments of interest on this Senior Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

Payment of the principal amount of (and premium, if any) and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company. If the date for payment of the principal amount hereof (and premium, if any) or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of this Senior Note, by purchasing or acquiring this Senior Note, each Holder (including each beneficial owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

[The rest of this page is intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated:

LLOYDS BANKING GROUP PLC

Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee
By:
Authorized Signatory

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Senior Note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”) issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of July 6, 2010, as amended by the First Supplemental Indenture dated as of July 6, 2016 (herein called the “Senior Indenture”), among the Company, as issuer, and The Bank of New York Mellon, acting through its London Branch as trustee (herein called the “Trustee,” which term includes any successor trustee under the Senior Indenture), as supplemented by the Eighteenth Supplemental Indenture dated as of January 5, 2024, among the Company, the Trustee and as paying agent (herein called the “Paying Agent”) and The Bank of New York Mellon SA/NV, Dublin Branch, as Senior Debt Security Registrar (the “Eighteenth Supplemental Indenture”, and, together with the Senior Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

This Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,500,000,000. The Company may, without the consent of the Holders of the Senior Notes, issue additional notes having the same ranking and interest rate, maturity date, redemption terms and other terms as the Senior Notes except for the price to the public, issue date and first interest payment date, provided that such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such Senior Notes, together with this Senior Note, will constitute a single series of securities under the Indenture. The Senior Notes will initially be issued in the form of one or more global Senior Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Notes.

The Senior Notes of this series will constitute direct, unconditional, unsecured and unsubordinated obligations of the Company, as described herein, and will rank pari passu and without any preference among themselves and at least pari passu with all of the Company’s other outstanding unsecured and unsubordinated obligations, present and future subject to such exceptions as may be provided by mandatory provisions of applicable law.

During the period from, and including, January 5, 2024 to, but excluding, January 5, 2027 (the “Initial Fixed Rate Period”), interest shall accrue from the Issue Date at a fixed rate of 5.462% per annum. Interest accrued during the Initial Fixed Rate Period shall be payable semi-annually in arrears on January 5 and July 5 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on July 5, 2024.

During the period from, and including, January 5, 2027 (the “Reset Date”) to, but excluding, January 5, 2028 (the “Reset Fixed Rate Period”), interest shall accrue at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined below) on the Reset Determination Date (as defined below), plus 137.5 basis points (1.375%). Interest accrued on the Senior Notes during the Reset Fixed Rate Period will be payable semi-annually in arrears on July 5, 2027 and January 5, 2028 (each a “Reset Rate Interest Payment Date”, and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”).

Interest during the Initial Fixed Rate Period shall be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Fixed Rate Interest Payment Date is not a Business Day, the Company shall pay interest on the next Business Day, but interest on that payment shall not accrue during the period from and after such scheduled Fixed Rate Interest Payment Date.

Interest during the Reset Fixed Rate Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. The interest rate during the Reset Fixed Rate Period will be reset on the Reset Determination Date. If any scheduled Reset Rate Interest Payment Date is not a Business Day, interest will be paid on the next Business Day, but interest on that payment will not accrue during the period from and after such scheduled Reset Rate Interest Payment Date.

“Comparable Treasury Issue” means, with respect to the Reset Fixed Rate Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Fixed Rate Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated by the Calculation Agent on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Company, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Company, then such Reference Treasury Dealer Quotations as quoted in writing to the Company by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the bid and offered prices obtained by the Company for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” on the Reset Determination Date as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update” (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the Reset Determination Date.

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as calculation agent (the “Calculation Agent”).

All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Trustee, the Paying Agent and on the Holders of the Senior Notes.

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Senior Notes during the Reset Fixed Rate Period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum.

By its acquisition of Senior Notes or an interest therein, each holder and beneficial owner of Senior Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent or any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that none of the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance herewith or any losses suffered in connection therewith.

Subject to Section 11.11 of the Eighteenth Supplemental Indenture and on at least 5 Business Days but no more than 30 Business Days’ prior written notice delivered to the Holders of the Senior Notes (with a copy to the Trustee), the Company may in its sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission) redeem the Senior Notes, in whole, but not in part, on January 5, 2027 at a redemption price equal to 100% of the principal amount of the Senior Notes plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of this series may declare the principal amount of, and any accrued interest on and any Additional Amounts on, all the Senior Notes to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

Except as otherwise provided in Article 5 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture, during the continuance of an Event of Default, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law, provided, however, that the Company shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by the Company.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of the Company and/or prove in a winding-up of the Company, provided that the Trustee may not, upon the occurrence of a Default, (except in such winding-up, in accordance with Section 5.01 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) declare the principal amount of any of the Outstanding Senior Notes to be due and payable.

Failure to make any payment in respect of this Senior Note shall not be a Default if such payment is withheld or refused and an Opinion of Counsel is delivered to the Trustee concluding that such sums were not paid in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days (in the case of payments under Section 5.03(a) of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) or seven days (in the case of payments under Section 5.03(b) of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) after the Trustee gives written notice to the Company informing it of such resolution.

Subject to applicable law, no Holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company arising under or in connection with the Senior Notes. The Holders of Senior Notes by their acceptance thereof will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Senior Notes or the Senior Indenture (or between the obligations under or in respect of the Senior Notes and any liability owed by a Holder to the Company) that they might otherwise have against the Company.

No remedy against the Company other than as referred to in Article 5 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture shall be available to the Trustee or the Holders, whether for the recovery of amounts owing in respect of the Senior Notes or under the Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Senior Notes or under the Indenture, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act.

Amounts to be paid on the Senior Notes of this series will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to interest only on the Senior Notes of this series (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the Holders, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the beneficial owner of a Senior Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of (or in respect of) principal of, or interest or other payments on, any Senior Note,

(ii) except in the case of winding-up in the United Kingdom, the relevant Senior Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the beneficial owner of the relevant Senior Note or the beneficial owner of any payment of (or in respect of) principal of, or interest or other payments on, the Senior Note failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(vi) any combination of clauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to interest only on the Senior Notes to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder. With respect to any deduction or withholding made by any of the Company, the Trustee, the Paying Agent or another withholding agent from any amount payable on, or in respect of, the Senior Notes in the events described in clauses (i) through (vi) above, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. None of the Company, the Trustee, the Paying Agent or another withholding agent shall have any liability in connection with their compliance with any such withholding obligation under applicable law.

References herein to the payment of interest on the Senior Notes shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

In addition to the Company’s right to redeem the Senior Notes on January 5, 2027, the Senior Notes of this series are redeemable, as a whole but not in part, at the option of the Company (subject to, if and to the extent required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), on not less than 30 nor more than 60 days’ notice, on any Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, in respect of the Senior Notes to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after January 5, 2024:

(a) in making payment under the Senior Notes the Company has or will or would on the next Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Payment Date in respect of the Senior Notes would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Payment Date the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company shall determine that, in accordance with Section 11.08 of the Senior Indenture, it is entitled to redeem the Senior Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change or amendment has occurred and that the Company is entitled to exercise its right of redemption and (ii) an Officer’s Certificate, evidencing compliance with such provisions and stating that the Company is entitled to redeem the Senior Notes pursuant to the terms of the Senior Notes.

The Company may, at the Company’s option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), having given not less than 15 nor more than 30 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, the Company delivers to the Trustee an Officer’s Certificate stating that a Loss Absorption Disqualification Event has occurred. Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

If the Company elects to redeem the Senior Notes of this series, the Senior Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal (and premium, if any) so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of (and premium, if any), and accrued and unpaid interest on, the Senior Notes of this series shall terminate.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of the Senior Notes, by purchasing or acquiring the Senior Notes each Holder (including each beneficial owner) of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

By purchasing or acquiring the Senior Notes, each Holder and each beneficial owner of the Senior Notes:

(i) acknowledges and agrees that no exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders or beneficial owners of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Eighteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Eighteenth Supplemental Indenture, unless the Company and the Trustee agree in writing that a supplemental indenture is not necessary.

Each Holder or beneficial owner that acquires its Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes, including in relation to the U.K. bail-in power.

By purchasing or acquiring the Senior Notes, each Holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such Holder or beneficial owner or the Trustee.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company and the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Company in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture shall survive any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time outstanding of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Notes, on behalf of the Holders of all Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of (and premium, if any) and interest on, this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of the Senior Notes will have the right to institute any proceeding with respect to the Indenture, this Senior Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the right of the Holder of this Senior Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on, this Senior Note when due and payable in accordance with the provisions of this Senior Note and the Indenture.

This Senior Note is governed by the laws of the State of New York, except for the waiver of set-off provisions relating to the Senior Notes which are governed by and construed in accordance with the laws of Scotland.

Unless otherwise defined herein, all terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

FORM OF 2035 SENIOR CALLABLE FIXED-TO-FIXED RATE GLOBAL NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 53944Y AX1
ISIN No. US53944YAX13
Common Code: 274372087

LLOYDS BANKING GROUP plc

5.679% SENIOR CALLABLE FIXED-TO-FIXED RATE NOTE DUE 2035

No. [•] $[•]

LLOYDS BANKING GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[•] ([•] dollars) on January 5, 2035 (the “Maturity Date”) or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon (i) from, and including, the date of issuance hereof to, but excluding, January 5, 2034, semi-annually in arrears on the Fixed Rate Interest Payment Dates (as defined on the reverse hereof) and (ii) from, and including, January 5, 2034 to, but excluding, January 5, 2035, semi-annually in arrears on the Reset Rate Interest Payment Dates (as defined in the reverse hereof). Interest so payable on any Interest Payment Date (as defined on the reverse hereof) shall be paid to the Holder in whose name this Senior Note is registered on the 15th calendar day immediately preceding the relevant Interest Payment Date, whether or not such day is a Business Day, as defined in the Indenture (each a “Regular Record Date”). If (i) the Company fails to pay any installment of interest on this Senior Note on or before its Interest Payment Date and such failure continues for 14 days or (ii) the Company fails to pay all or any part of the principal of this Senior Note on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Senior Notes to be due and payable.

As set forth on the reverse hereof, interest shall accrue on this Senior Note from day to day from the date of issuance hereof until the principal amount hereof is paid or made available for payment.

Payments of interest on this Senior Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

Payment of the principal amount of (and premium, if any) and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company. If the date for payment of the principal amount hereof (and premium, if any) or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of this Senior Note, by purchasing or acquiring this Senior Note, each Holder (including each beneficial owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

[The rest of this page is intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated:

LLOYDS BANKING GROUP PLC

Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee
By:
Authorized Signatory

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Senior Note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”) issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of July 6, 2010, as amended by the First Supplemental Indenture dated as of July 6, 2016 (herein called the “Senior Indenture”), among the Company, as issuer, and The Bank of New York Mellon, acting through its London Branch as trustee (herein called the “Trustee,” which term includes any successor trustee under the Senior Indenture), as supplemented by the Eighteenth Supplemental Indenture dated as of January 5, 2024, among the Company, the Trustee and as paying agent (herein called the “Paying Agent”) and The Bank of New York Mellon SA/NV, Dublin Branch, as Senior Debt Security Registrar (the “Eighteenth Supplemental Indenture”, and, together with the Senior Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

This Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $2,000,000,000. The Company may, without the consent of the Holders of the Senior Notes, issue additional notes having the same ranking and interest rate, maturity date, redemption terms and other terms as the Senior Notes except for the price to the public, issue date and first interest payment date, provided that such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such Senior Notes, together with this Senior Note, will constitute a single series of securities under the Indenture. The Senior Notes will initially be issued in the form of one or more global Senior Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Notes.

The Senior Notes of this series will constitute direct, unconditional, unsecured and unsubordinated obligations of the Company, as described herein, and will rank pari passu and without any preference among themselves and at least pari passu with all of the Company’s other outstanding unsecured and unsubordinated obligations, present and future subject to such exceptions as may be provided by mandatory provisions of applicable law.

During the period from, and including, January 5, 2024 to, but excluding, January 5, 2034 (the “Initial Fixed Rate Period”), interest shall accrue from the Issue Date at a fixed rate of 5.679% per annum. Interest accrued during the Initial Fixed Rate Period shall be payable semi-annually in arrears on January 5 and July 5 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on July 5, 2024.

During the period from, and including, January 5, 2034 (the “Reset Date”) to, but excluding, January 5, 2035 (the “Reset Fixed Rate Period”), interest shall accrue at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined below) on the Reset Determination Date (as defined below), plus 175 basis points (1.750%). Interest accrued on the Senior Notes during the Reset Fixed Rate Period will be payable semi-annually in arrears on July 5, 2034 and January 5, 2035 (each a “Reset Rate Interest Payment Date”, and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”).

Interest during the Initial Fixed Rate Period shall be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled Fixed Rate Interest Payment Date is not a Business Day, the Company shall pay interest on the next Business Day, but interest on that payment shall not accrue during the period from and after such scheduled Fixed Rate Interest Payment Date.

Interest during the Reset Fixed Rate Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. The interest rate during the Reset Fixed Rate Period will be reset on the Reset Determination Date. If any scheduled Reset Rate Interest Payment Date is not a Business Day, interest will be paid on the next Business Day, but interest on that payment will not accrue during the period from and after such scheduled Reset Rate Interest Payment Date.

“Comparable Treasury Issue” means, with respect to the Reset Fixed Rate Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Fixed Rate Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Date (calculated by the Calculation Agent on the Reset Determination Date preceding the Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Company, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Company, then such Reference Treasury Dealer Quotations as quoted in writing to the Company by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Reset Date, the bid and offered prices obtained by the Company for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

“U.S. Treasury Rate” means, with respect to the Reset Date, the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” on the Reset Determination Date as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update” (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the Reset Determination Date.

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as calculation agent (the “Calculation Agent”).

All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Trustee, the Paying Agent and on the Holders of the Senior Notes.

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Senior Notes during the Reset Fixed Rate Period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum.

By its acquisition of Senior Notes or an interest therein, each holder and beneficial owner of Senior Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent or any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that none of the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance herewith or any losses suffered in connection therewith.

Subject to Section 11.11 of the Eighteenth Supplemental Indenture and on at least 5 Business Days but no more than 30 Business Days’ prior written notice delivered to the Holders of the Senior Notes (with a copy to the Trustee), the Company may in its sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission) redeem the Senior Notes, in whole, but not in part, on January 5, 2034 at a redemption price equal to 100% of the principal amount of the Senior Notes plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of this series may declare the principal amount of, and any accrued interest on and any Additional Amounts on, all the Senior Notes to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

Except as otherwise provided in Article 5 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture, during the continuance of an Event of Default, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law, provided, however, that the Company shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by the Company.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of the Company and/or prove in a winding-up of the Company, provided that the Trustee may not, upon the occurrence of a Default, (except in such winding-up, in accordance with Section 5.01 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) declare the principal amount of any of the Outstanding Senior Notes to be due and payable.

Failure to make any payment in respect of this Senior Note shall not be a Default if such payment is withheld or refused and an Opinion of Counsel is delivered to the Trustee concluding that such sums were not paid in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days (in the case of payments under Section 5.03(a) of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) or seven days (in the case of payments under Section 5.03(b) of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) after the Trustee gives written notice to the Company informing it of such resolution.

Subject to applicable law, no Holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company arising under or in connection with the Senior Notes. The Holders of Senior Notes by their acceptance thereof will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Senior Notes or the Senior Indenture (or between the obligations under or in respect of the Senior Notes and any liability owed by a Holder to the Company) that they might otherwise have against the Company.

No remedy against the Company other than as referred to in Article 5 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture shall be available to the Trustee or the Holders, whether for the recovery of amounts owing in respect of the Senior Notes or under the Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Senior Notes or under the Indenture, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act.

Amounts to be paid on the Senior Notes of this series will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to interest only on the Senior Notes of this series (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the Holders, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the beneficial owner of a Senior Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of (or in respect of) principal of, or interest or other payments on, any Senior Note,

(ii) except in the case of winding-up in the United Kingdom, the relevant Senior Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the beneficial owner of the relevant Senior Note or the beneficial owner of any payment of (or in respect of) principal of, or interest or other payments on, the Senior Note failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(vi) any combination of clauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to interest only on the Senior Notes to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder. With respect to any deduction or withholding made by any of the Company, the Trustee, the Paying Agent or another withholding agent from any amount payable on, or in respect of, the Senior Notes in the events described in clauses (i) through (vi) above, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. None of the Company, the Trustee, the Paying Agent or another withholding agent shall have any liability in connection with their compliance with any such withholding obligation under applicable law.

References herein to the payment of interest on the Senior Notes shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

In addition to the Company’s right to redeem the Senior Notes on January 5, 2034, the Senior Notes of this series are redeemable, as a whole but not in part, at the option of the Company (subject to, if and to the extent required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), on not less than 30 nor more than 60 days’ notice, on any Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, in respect of the Senior Notes to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after January 5, 2024:

(a) in making payment under the Senior Notes the Company has or will or would on the next Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Payment Date in respect of the Senior Notes would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Payment Date the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company shall determine that, in accordance with Section 11.08 of the Senior Indenture, it is entitled to redeem the Senior Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change or amendment has occurred and that the Company is entitled to exercise its right of redemption and (ii) an Officer’s Certificate, evidencing compliance with such provisions and stating that the Company is entitled to redeem the Senior Notes pursuant to the terms of the Senior Notes.

The Company may, at the Company’s option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), having given not less than 15 nor more than 30 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, the Company delivers to the Trustee an Officer’s Certificate stating that a Loss Absorption Disqualification Event has occurred. Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

If the Company elects to redeem the Senior Notes of this series, the Senior Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal (and premium, if any) so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of (and premium, if any), and accrued and unpaid interest on, the Senior Notes of this series shall terminate.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of the Senior Notes, by purchasing or acquiring the Senior Notes each Holder (including each beneficial owner) of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

By purchasing or acquiring the Senior Notes, each Holder and each beneficial owner of the Senior Notes:

(i) acknowledges and agrees that no exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders or beneficial owners of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Eighteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Eighteenth Supplemental Indenture, unless the Company and the Trustee agree in writing that a supplemental indenture is not necessary.

Each Holder or beneficial owner that acquires its Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes, including in relation to the U.K. bail-in power.

By purchasing or acquiring the Senior Notes, each Holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such Holder or beneficial owner or the Trustee.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company and the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Company in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture shall survive any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time outstanding of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Notes, on behalf of the Holders of all Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of (and premium, if any) and interest on, this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of the Senior Notes will have the right to institute any proceeding with respect to the Indenture, this Senior Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the right of the Holder of this Senior Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on, this Senior Note when due and payable in accordance with the provisions of this Senior Note and the Indenture.

This Senior Note is governed by the laws of the State of New York, except for the waiver of set-off provisions relating to the Senior Notes which are governed by and construed in accordance with the laws of Scotland.

Unless otherwise defined herein, all terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT C

FORM OF 2028 SENIOR CALLABLE FLOATING RATE GLOBAL NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 53944Y AY9
ISIN No. US53944YAY95
Common Code: 274372044

LLOYDS BANKING GROUP plc

SENIOR CALLABLE FLOATING RATE NOTE DUE 2028

No. [•] $[•]

LLOYDS BANKING GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[•] ([•] dollars) on January 5, 2028 (the “Maturity Date”) or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon from, and including, the date of issuance hereof to, but excluding, January 5, 2028, quarterly in arrears on the Floating Rate Notes Interest Payment Dates (as defined on the reverse hereof). Interest so payable on any Floating Rate Notes Interest Payment Date (as defined on the reverse hereof) shall be paid to the Holder in whose name this Senior Note is registered on the 15th calendar day immediately preceding the relevant Floating Rate Notes Interest Payment Date, whether or not such day is a Business Day, as defined in the Indenture (each a “Regular Record Date”). If (i) the Company fails to pay any installment of interest on this Senior Note on or before its Floating Rate Notes Interest Payment Date and such failure continues for 14 days or (ii) the Company fails to pay all or any part of the principal of this Senior Note on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Senior Notes to be due and payable.

As set forth on the reverse hereof, interest shall accrue on this Senior Note from day to day from the date of issuance hereof until the principal amount hereof is paid or made available for payment.

Payments of interest on this Senior Note shall be computed on the basis of a 360-day year and the actual number of days elapsed in such period.

Payment of the principal amount of (and premium, if any) and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company. However, if a Floating Rate Notes Interest Payment Date would fall on a day that is not a Business Day, other than the interest payment date that is also the date of maturity, the Floating Rate Notes Interest Payment Date will be postponed to the next succeeding day that is a Business Day and interest thereon will continue to accrue, except that if the Business Day falls in the next succeeding calendar month, the applicable Floating Rate Notes Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Floating Rate Notes Interest Payment Date falling on the Maturity Date, the Floating Rate Notes Interest Periods and the Floating Rate Notes Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the Senior Notes.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of this Senior Note, by purchasing or acquiring this Senior Note, each Holder (including each beneficial owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

[The rest of this page is intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated:

LLOYDS BANKING GROUP PLC

Name:
Title:

[Global Floating Rate Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee

By:
Authorized Signatory

[Global Floating Rate Note Signature Page]

[REVERSE OF SECURITY]

This Senior Note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”) issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of July 6, 2010, as amended by the First Supplemental Indenture dated as of July 6, 2016 (herein called the “Senior Indenture”), among the Company, as issuer, and The Bank of New York Mellon, acting through its London Branch as trustee (herein called the “Trustee,” which term includes any successor trustee under the Senior Indenture), as supplemented by the Eighteenth Supplemental Indenture dated as of January 5, 2024, among the Company, the Trustee and as paying agent (herein called the “Paying Agent”) and The Bank of New York Mellon SA/NV, Dublin Branch, as Senior Debt Security Registrar (the “Eighteenth Supplemental Indenture”, and, together with the Senior Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

This Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000. The Company may, without the consent of the Holders of the Senior Notes, issue additional notes having the same ranking and interest rate, maturity date, redemption terms and other terms as the Senior Notes except for the price to the public, issue date and first interest payment date, provided that such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such Senior Notes, together with this Senior Note, will constitute a single series of securities under the Indenture. The Senior Notes will initially be issued in the form of one or more global Senior Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Notes.

The Senior Notes of this series will constitute direct, unconditional, unsecured and unsubordinated obligations of the Company, as described herein, and will rank pari passu and without any preference among themselves and at least pari passu with all of the Company’s other outstanding unsecured and unsubordinated obligations, present and future subject to such exceptions as may be provided by mandatory provisions of applicable law.

The Floating Rate Notes Interest Rate will be equal to the sum of (A) the SOFR Index Average (as defined below), as determined, with respect to each Floating Rate Notes Interest Period (as defined below), on the applicable Floating Rate Notes Interest Determination Date (as defined below), and (B) 1.580% per annum, provided that the Floating Rate Notes Interest Rate with respect to any Floating Rate Notes Interest Period shall be subject to a minimum rate per annum of 0.00%, calculated on the basis of a 360-day year and the actual number of days elapsed.

The first Floating Rate Notes Interest Payment Date (as defined below) will fall on April 5, 2024. Thereafter, interest on the Senior Notes will be paid quarterly in arrears on January 5, April 5, July 5 and October 5 of each year (together with the first Floating Rate Notes Interest Payment Date, each a “Floating Rate Notes Interest Payment Date”). However, if a Floating Rate Notes Interest Payment Date would fall on a day that is not a Business Day, other than the interest payment date that is also the date of maturity, the Floating Rate Notes Interest Payment Date will be postponed to the next succeeding day that is a Business Day and interest thereon will continue to accrue, except that if the Business Day falls in the next succeeding calendar month, the applicable Floating Rate Notes Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Floating Rate Notes Interest Payment Date falling on the Maturity Date, the Floating Rate Notes Interest Periods and the Floating Rate Notes Reset Dates will be adjusted accordingly to calculate the amount of interest payable on the Senior Notes.

The Floating Rate Notes Interest Rate will be reset on each Floating Rate Notes Interest Payment Date (together with the initial Floating Rate Notes Reset Date, each a “Floating Rate Notes Reset Date”). However, if any Floating Rate Notes Reset Date would otherwise be a day that is not a Business Day, that Floating Rate Notes Reset Date will be postponed to the next succeeding day that is a Business Day, except that if the Business Day falls in the next succeeding calendar month, the applicable Floating Rate Notes Reset Date will be the immediately preceding Business Day.

Interest will be paid to Holders of record of the Senior Notes in respect of the principal amount thereof outstanding 15 calendar days immediately preceding the relevant Floating Rate Notes Interest Payment Date, whether or not a Business Day. If the scheduled maturity date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

The first interest period will begin on and include January 5, 2024 and will end on and exclude April 5, 2024. Thereafter, the interest periods will be the periods from and including a Floating Rate Notes Interest Payment Date to but excluding the immediately succeeding Floating Rate Notes Interest Payment Date (together with the initial interest period, each a “Floating Rate Notes Interest Period”). However, the final Floating Rate Notes Interest Period will be the period from and including the Floating Rate Notes Interest Payment Date immediately preceding the Maturity Date to but excluding the Maturity Date.

The Calculation Agent in respect of the Senior Note will determine the Floating Rate Notes Interest Rate for each Floating Rate Notes Interest Period on the fifth U.S. Government Securities Business Day by reference to the SOFR Index Average (as defined below) on that date (the “Floating Rate Notes Interest Determination Date”). If a tax redemption or Loss Absorption Disqualification Event redemption (see Section 11.08 of the Senior Indenture and Section 11.10 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) occurs, the Floating Rate Notes Interest Determination Date will be on the fifth U.S. Government Securities Business Day preceding such tax redemption or Loss Absorption Disqualification Event redemption date, as applicable.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Subject to the circumstances described herein, the “SOFR Index Average” for each Floating Rate Notes Interest Period shall be equal to the value of the SOFR rates for each day during the relevant Floating Rate Notes Interest Period as calculated by the Calculation Agent as follows:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards, where:

“dc” for any SOFR Observation Period, means the number of calendar days in the relevant SOFR Observation Period;

“SOFR Index” means the SOFR Index in relation to any U.S. Government Securities Business Day as published by the NY Federal Reserve on the NY Federal Reserve’s Website at the SOFR Determination Time;

“SOFR IndexEnd” means the SOFR Index value on the date that is five U.S. Government Securities Business Days preceding the Floating Rate Notes Interest Payment Date relating to such Floating Rate Notes Interest Period (or in the final Floating Rate Notes Interest Period, preceding the Maturity Date) (such date a “SOFR Index Determination Date”); and

“SOFR IndexStart” means the SOFR Index value on the date that is five U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Notes Interest Period (such date a “SOFR Index Determination Date”), and, for the initial Floating Rate Notes Interest Period, the SOFR Index value on December 28, 2023.

Subject to the circumstances described herein, if the SOFR Index is not published on any relevant SOFR Index Determination Date and a SOFR Benchmark Event and its related SOFR Benchmark Replacement Date has not occurred, the “SOFR Index Average” for such Floating Rate Notes Interest Period shall be calculated by the Calculation Agent on the relevant Floating Rate Notes Interest Determination Date as follows:

with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards, where:

“d” for any SOFR Observation Period, means the number of calendar days in the relevant SOFR Observation Period;

“do” for any SOFR Observation Period, means the number of U.S. Government Securities Business Days in the relevant SOFR Observation Period;

“i” means a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant SOFR Observation Period;

“ni” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day (“i+1”); and

“SOFRi” for any U.S. Government Securities Business Day “i” in the relevant SOFR Observation Period, is equal to SOFR in respect of that day “i”.

In connection with the SOFR provisions above, the following definitions apply:

“Bloomberg Screen SOFRRATE Page” means the Bloomberg screen designated “SOFRRATE” or any successor page or service; “NY Federal Reserve” means the Federal Reserve Bank of New York;

“NY Federal Reserve’s Website” means the website of the NY Federal Reserve, currently at www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of SOFR;

“Reuters Page USDSOFR=” means the Reuters page designated “USDSOFR=” or any successor page or service;

“SOFR” means, with respect to any day (including any U.S. Government Securities Business Day), the rate determined by the Calculation Agent, as the case may be, in accordance with the following provisions:

(a)       the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Bloomberg Screen SOFRRATE Page, then the Secured Overnight Financing Rate published at the SOFR Determination Time, as such rate is reported on the Reuters Page USDSOFR= or, if no such rate is reported on the Reuters Page USDSOFR=, then the Secured Overnight Financing Rate that appears at the SOFR Determination Time on the NY Federal Reserve’s Website; or

(b)       if the rate specified in (a) above does not appear, the SOFR published on the NY Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which SOFR was published on the NY Federal Reserve’s Website;

“SOFR Determination Time” means approximately 3:00 p.m. (New York City time) on the NY Federal Reserve’s Website on the immediately following U.S. Government Securities Business Day; and

“SOFR Observation Period” means, in respect of each Floating Rate Notes Interest Period, the period from (and including) the fifth U.S. Government Securities Business Day preceding the first date in such Floating Rate Notes Interest Period to (but excluding) the fifth U.S. Government Securities Business Day preceding the Floating Rate Notes Interest Payment Date (or in the final Floating Rate Notes Interest Period, preceding the Maturity Date) for such Floating Rate Notes Interest Period.

Notwithstanding the provisions above, if a SOFR Benchmark Event and its related SOFR Benchmark Replacement Date occurs when any Floating Rate Notes Interest Rate (or any component part thereof) remains to be determined by reference to the SOFR Benchmark in respect of the Senior Notes, then the Company (or its designee) may, at its sole discretion, appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the Company (or its designee) determining a SOFR Benchmark Replacement and the applicable SOFR Benchmark Replacement Adjustment Spread and any other amendments to the terms of the Senior Notes, in accordance with the provisions below.

In the absence of fraud, the Company (or its designee) and any Independent Adviser appointed pursuant hereto, as applicable, shall have no liability whatsoever to the Company, the Trustee, the Calculation Agent, any paying agent or the Holders of the Senior Notes for any determination made by it or for any advice given to the Company (or its designee) in connection with any determination made by the Company (or its designee) pursuant hereto.

If the Company (or its designee) has not appointed an Independent Adviser in accordance herewith, the Company (or its designee) may still make any determinations and/or any amendments contemplated by and in accordance herewith (with the relevant provisions herein applying mutatis mutandis to allow such determinations or amendments to be made by the Company (or its designee) without consultation with an Independent Adviser). Any determination, decision or election that may be made by the Company (or its designee) pursuant hereto, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Senior Notes, shall become effective without consent from the Holders of the Senior Notes or any other party.

Subject to the paragraph below, if the Company (or its designee), following consultation with its Independent Adviser, no later than three Business Days prior to the Floating Rate Notes Interest Determination Date relating to the next Floating Rate Notes Interest Period (the “Determination Cut-off Date”) determines the SOFR Benchmark Replacement for the purposes of determining the Floating Rate Notes Interest Rate for all future Floating Rate Notes Interest Periods (subject to the subsequent operation hereof during any other future Floating Rate Notes Interest Periods), then such SOFR Benchmark Replacement shall be the SOFR Benchmark for all future Floating Rate Notes Interest Periods (subject to the subsequent operation hereof during any other future Floating Rate Notes Interest Period(s)).

Notwithstanding the above paragraph, if the Company (or its designee), following consultation with its Independent Adviser, determines prior to the Determination Cut-off Date that no SOFR Benchmark Replacement exists then the relevant Floating Rate Notes Interest Rate shall be determined using the SOFR Benchmark last displayed on the relevant page prior to the relevant Floating Rate Notes Interest Determination Date. This paragraph shall apply to the relevant Floating Rate Notes Interest Period only. Any subsequent Floating Rate Notes Interest Period(s) shall be subject to the subsequent operation of, and adjustment as provided herein.

Promptly following the determination of the SOFR Benchmark Replacement as described herein, the Company (or its designee) shall give notice thereof pursuant hereto to the Trustee, the Calculation Agent, any paying agents and the Holders of the Senior Notes. For the avoidance of doubt, neither the Trustee, the Calculation Agent nor any paying agents shall have any responsibility for making such determination.

Subject to receipt of notice pursuant to the above paragraph, the Trustee, the Calculation Agent and any paying agents shall, at the direction and expense of the Company, effect such waivers and consequential amendments to the terms and conditions of the Senior Notes, the Indenture and any other document as the Company (or its designee), following consultation with its Independent Adviser, determines may be required to give effect to any application hereof, including, but not limited to:

(i)       changes to the terms and conditions of the Senior Notes which the Company (or its designee), following consultation with its Independent Adviser, determines may be required in order to follow market practice (determined according to factors including, but not limited to, public statements, opinions and publications of industry bodies and organizations) in relation to such SOFR Benchmark Replacement, including, but not limited to (A) the Business Day, business day convention, day count fraction, Floating Rate Notes Interest Determination Date and/or any relevant time applicable to the Senior Notes and (B) the method for determining the fallback to the Floating Rate Notes Interest Rate if such SOFR Benchmark Replacement is not available; and

(ii)       any other changes which the Company (or its designee), following consultation with its Independent Adviser, determines are reasonably necessary to ensure the proper operation and comparability to the SOFR Benchmark of such SOFR Benchmark Replacement, which changes shall apply to the Senior Notes for all future Floating Rate Notes Interest Periods (subject to the subsequent operation hereof). None of the Trustee, the Calculation Agent or any paying agents shall be responsible or liable for any determinations, decisions or elections made by the Company (or its designee) with respect to any waivers or consequential amendments to be effected pursuant hereto or any other changes and shall be entitled to rely conclusively on any certifications provided to each of them in this regard.

No consent of the Holders of the Senior Notes shall be required in connection with effecting the relevant SOFR Benchmark Replacement as described herein or such other relevant adjustments pursuant hereto, including for the execution of, or amendment to, any documents or the taking of other steps by the Company (or its designee) or any of the parties to the Indenture (if required).

By its acquisition of the Senior Notes, each Holder and beneficial owner of the Senior Notes and each subsequent holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Company’s (or its designee’s) determination of the SOFR Benchmark Replacement, as contemplated hereby, and to any amendment or alteration of the terms and conditions of the Senior Notes, including an amendment of the amount of interest due on the Senior Notes, as may be required in order to give effect hereto, without the need for any further consent from the Holders of the Senior Notes. The Trustee shall be entitled to rely on this deemed consent in connection with any supplemental indenture or amendment which may be necessary to give effect to the SOFR Benchmark Replacement or any application hereof.

By its acquisition of the Senior Notes, each Holder and beneficial owner of the Senior Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that neither the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance herewith or any losses suffered in connection therewith.

Notwithstanding any other provision hereof, no SOFR Benchmark Replacement will be adopted, nor will the SOFR Benchmark Replacement Adjustment (as applicable) be applied, nor will any other amendments to the terms and conditions of the Senior Notes be made, if and to the extent that, in the determination of the Company, the same could reasonably be expected to result in the exclusion of the Senior Notes (in whole or in part) from the Company’s and/or its subsidiaries’ minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to the Company and/or its subsidiaries and as determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations.

“Corresponding Tenor” with respect to a SOFR Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current SOFR Benchmark;

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Company hereunder;

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor;

“ISDA Definitions” means the 2006 ISDA Definitions, as published by ISDA, as amended, supplemented or replaced from time to time;

“ISDA Fallback Rate” means the rate to be effective upon the occurrence of a SOFR Index Cessation Event according to (and as defined in) the ISDA Definitions, where such rate may have been adjusted for an overnight tenor, but without giving effect to any additional spread adjustment to be applied according to such ISDA Definitions;

“ISDA Spread Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that shall have been selected by ISDA as the spread adjustment that would apply to the ISDA Fallback Rate;

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the NY Federal Reserve or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the NY Federal Reserve, or any successor;

“SOFR Benchmark” means, initially, the SOFR Index Average, provided that if a SOFR Benchmark Event has occurred with respect to the SOFR Index Average or the then-current SOFR Benchmark, then “SOFR Benchmark” means the applicable SOFR Benchmark Replacement;

“SOFR Benchmark Event” means the occurrence of one or more of the following events with respect to the then-current SOFR Benchmark (including the daily published component used in the calculation thereof):

(1)       a public statement or publication of information by or on behalf of the administrator of the SOFR Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the SOFR Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the SOFR Benchmark (or such component);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of the SOFR Benchmark (or such component), the central bank for the currency of the SOFR Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the SOFR Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the SOFR Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the SOFR Benchmark (or such component), which states that the administrator of the SOFR Benchmark (or such component) has ceased or will cease to provide the SOFR Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the SOFR Benchmark (or such component); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of the SOFR Benchmark announcing that the SOFR Benchmark is no longer representative;

“SOFR Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company, following consultation with its Independent Adviser:

(a)       the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current SOFR Benchmark for the applicable Corresponding Tenor and (b) the SOFR Benchmark Replacement Adjustment;

(b)       the sum of (a) the ISDA Fallback Rate and (b) the SOFR Benchmark Replacement Adjustment; or

(c)       the sum of (a) the alternate rate that has been selected by the Company, in consultation with the Independent Adviser, as the replacement for the then-current SOFR Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current SOFR Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the SOFR Benchmark Replacement Adjustment;

“SOFR Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company, following consultation with its Independent Adviser:

(a)       the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted SOFR Benchmark Replacement;

(b)       if the applicable Unadjusted SOFR Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Spread Adjustment;

(c)       the spread adjustment (which may be a positive or negative value or zero) determined by the Company, following consultation with its Independent Adviser, giving due consideration to any industry accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current SOFR Benchmark with the applicable Unadjusted SOFR Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“SOFR Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current SOFR Benchmark (including the daily published component used in the calculation thereof):

(1)       in the case of clause (1) or (2) of the definition of “SOFR Benchmark Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the SOFR Benchmark permanently or indefinitely ceases to provide the SOFR Benchmark (or such component); or

(2)       in the case of clause (3) of the definition of “SOFR Benchmark Event,” the date of the public statement or publication of information referenced therein; and

“Unadjusted SOFR Benchmark Replacement” means the SOFR Benchmark Replacement excluding the applicable SOFR Benchmark Replacement Adjustment.

All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Trustee, the Paying Agent and on the Holders of the Senior Notes.

By its acquisition of Senior Notes or an interest therein, each holder and beneficial owner of Senior Notes and each subsequent holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent or any paying agent for, agrees not to initiate a suit against the Trustee, the Calculation Agent and any paying agent in respect of, and agrees that none of the Trustee, the Calculation Agent or any paying agent will be liable for, any action that the Trustee, the Calculation Agent or any paying agent, as the case may be, takes, or abstains from taking, in each case in accordance herewith or any losses suffered in connection therewith.

Subject to Section 11.11 of the Eighteenth Supplemental Indenture and on at least 5 Business Days but no more than 30 Business Days’ prior written notice delivered to the Holders of the Senior Notes (with a copy to the Trustee), the Company may in its sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission) redeem the Senior Notes, in whole, but not in part, on January 5, 2027 at a redemption price equal to 100% of the principal amount of the Senior Notes plus any accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of this series may declare the principal amount of, and any accrued interest on and any Additional Amounts on, all the Senior Notes to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

Except as otherwise provided in Article 5 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture, during the continuance of an Event of Default, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law, provided, however, that the Company shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes prior to any date on which the principal of, or any interest on, the Senior Notes would have otherwise been payable by the Company.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of the Company and/or prove in a winding-up of the Company, provided that the Trustee may not, upon the occurrence of a Default, (except in such winding-up, in accordance with Section 5.01 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) declare the principal amount of any of the Outstanding Senior Notes to be due and payable.

Failure to make any payment in respect of this Senior Note shall not be a Default if such payment is withheld or refused and an Opinion of Counsel is delivered to the Trustee concluding that such sums were not paid in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days (in the case of payments under Section 5.03(a) of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) or seven days (in the case of payments under Section 5.03(b) of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture) after the Trustee gives written notice to the Company informing it of such resolution.

Subject to applicable law, no Holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company arising under or in connection with the Senior Notes. The Holders of Senior Notes by their acceptance thereof will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation and retention with respect to the Senior Notes or the Senior Indenture (or between the obligations under or in respect of the Senior Notes and any liability owed by a Holder to the Company) that they might otherwise have against the Company.

No remedy against the Company other than as referred to in Article 5 of the Senior Indenture as supplemented by the Eighteenth Supplemental Indenture shall be available to the Trustee or the Holders, whether for the recovery of amounts owing in respect of the Senior Notes or under the Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Senior Notes or under the Indenture, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act.

Amounts to be paid on the Senior Notes of this series will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to interest only on the Senior Notes of this series (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the Holders, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the beneficial owner of a Senior Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of (or in respect of) principal of, or interest or other payments on, any Senior Note,

(ii) except in the case of winding-up in the United Kingdom, the relevant Senior Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the beneficial owner of the relevant Senior Note or the beneficial owner of any payment of (or in respect of) principal of, or interest or other payments on, the Senior Note failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(vi) any combination of clauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to interest only on the Senior Notes to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder. With respect to any deduction or withholding made by any of the Company, the Trustee, the Paying Agent or another withholding agent from any amount payable on, or in respect of, the Senior Notes in the events described in clauses (i) through (vi) above, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. None of the Company, the Trustee, the Paying Agent or another withholding agent shall have any liability in connection with their compliance with any such withholding obligation under applicable law.

References herein to the payment of interest on the Senior Notes shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

In addition to the Company’s right to redeem the Senior Notes on January 5, 2027, the Senior Notes of this series are redeemable, as a whole but not in part, at the option of the Company (subject to, if and to the extent required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), on not less than 30 nor more than 60 days’ notice, on any Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, in respect of the Senior Notes to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after January 5, 2024:

(a) in making payment under the Senior Notes the Company has or will or would on the next Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Payment Date in respect of the Senior Notes would be treated as a “distribution” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Payment Date the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company shall determine that, in accordance with Section 11.08 of the Senior Indenture, it is entitled to redeem the Senior Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change or amendment has occurred and that the Company is entitled to exercise its right of redemption and (ii) an Officer’s Certificate, evidencing compliance with such provisions and stating that the Company is entitled to redeem the Senior Notes pursuant to the terms of the Senior Notes.

The Company may, at the Company’s option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission), having given not less than 15 nor more than 30 days’ notice to holders, redeem all but not some only of the Senior Notes outstanding at any time at 100% of their principal amount together with any accrued but unpaid interest to the date of redemption, if immediately prior to the giving of the notice referred to above, the Company delivers to the Trustee an Officer’s Certificate stating that a Loss Absorption Disqualification Event has occurred. Any redemption or purchase of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of the Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, the Company giving notice to the Relevant Regulator and the Relevant Regulator granting the Company permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

If the Company elects to redeem the Senior Notes of this series, the Senior Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal (and premium, if any) so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of (and premium, if any), and accrued and unpaid interest on, the Senior Notes of this series shall terminate.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or beneficial owner of the Senior Notes, by purchasing or acquiring the Senior Notes each Holder (including each beneficial owner) of the Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

By purchasing or acquiring the Senior Notes, each Holder and each beneficial owner of the Senior Notes:

(i) acknowledges and agrees that no exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders or beneficial owners of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the Eighteenth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Eighteenth Supplemental Indenture, unless the Company and the Trustee agree in writing that a supplemental indenture is not necessary.

Each Holder or beneficial owner that acquires its Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes, including in relation to the U.K. bail-in power.

By purchasing or acquiring the Senior Notes, each Holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such Holder or beneficial owner or the Trustee.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company and the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Company in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture shall survive any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time outstanding of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Notes, on behalf of the Holders of all Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of (and premium, if any) and interest on, this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of the Senior Notes will have the right to institute any proceeding with respect to the Indenture, this Senior Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the right of the Holder of this Senior Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on, this Senior Note when due and payable in accordance with the provisions of this Senior Note and the Indenture.

This Senior Note is governed by the laws of the State of New York, except for the waiver of set-off provisions relating to the Senior Notes which are governed by and construed in accordance with the laws of Scotland.

Unless otherwise defined herein, all terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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